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                                                                  EXHIBIT 1.02


                                                                  EXECUTION COPY
                           COCA-COLA ENTERPRISES INC.
                            (A Delaware corporation)


                             Senior Debt Securities


                                TERMS AGREEMENT

                                                      Dated:  September 25, 1996


TO:  COCA-COLA ENTERPRISES INC.
     Coca-Cola Plaza, N.W.
     2500 Windy Ridge Parkway
     Atlanta, Georgia 30339

RE:  Underwriting Agreement dated as of September 25, 1996

                             Senior Debt Securities

Title of Senior Debt Securities:  7% Debentures due October 1, 2026

Principal amount to be issued:  $300,000,000

Current ratings:  A3/AA-

Interest rate:  7%

Interest payment dates: Payable on April 1 and October 1 of each year, commencing April 1, 1997

Date of maturity:  October 1, 2026

Redemption provisions:  October 1, 2006 at par at the option of the holder

Sinking fund requirements:  None

Delayed Delivery Contracts:  Not authorized

Fee:  0.650%

Public offering price:  99.765%, plus accrued interest, if any, from September
     30, 1996
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Closing date and location:  At 10:00 a.m., New York City time, on September 30,
     1996 at the offices of Cravath, Swaine & Moore, Worldwide Plaza 825 Eighth Avenue, New York, New York 10019

Notice to the Underwriters pursuant to Section 11 of the Underwriting Agreement shall be given to: Lehman Brothers Inc., 3 World Trade Center, 200 Vesey Street, New York, New York 10285, Attention: Martin J. Ragde

Place of delivery of Securities:  Lehman Brothers Inc., 3 World Trade Center,
     200 Vesey Street, New York, New York 10285

Modifications to the Underwriting Agreement:  Section 2 Payment for all
     Debentures purchased hereunder shall be made in immediately available funds on the third business day (unless postponed in accordance with the provisions of Section 9) following the date of this Agreement for the account of the Company maintained at Citibank, N.A., New York, New York, account number 38488726.

Section 4 - Cravath, Swaine & Moore is counsel for the Underwriters.

            The Debentures will trade in The Depository Trust Company's Same-Day Funds Settlement System until maturity, and secondary market trading activity for the Debentures will, therefore, settle in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds.

            The letter referred to in Section 4(c) shall be substantially in the form of the draft dated September 20, 1996.





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            The undersigned agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase $300,000,000 aggregate principal amount of 7% Debentures due October 1, 2026.

                             LEHMAN BROTHERS INC.
                             MORGAN STANLEY & CO.
                                     Incorporated


                               By LEHMAN BROTHERS INC.


                                   By:
                                      -------------------------------
                                       Name:
                                       Title:
Accepted

COCA-COLA ENTERPRISES INC.

By:
   ------------------------------
    Name:
    Title:





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